Exhibit 10(mmm)

AMENDMENT TO THE

ALCOA DEFERRED COMPENSATION PLAN

Pursuant to Article X of the Alcoa Deferred Compensation Plan (“Plan”), the plan is amended as of January 1, 2016, as follows:

1. The definitions of “Additional Salary Reduction Credits”, “Credits”, “Employer Contribution Credits”, “Matching Company Credits”, “Post-2004 Credits”, “Salary” and “Salary Reduction Credits” in Article I – Definitions shall be amended to add the following to the end thereof:

“In no circumstance shall any portion of an Employee’s sales incentive payments be included for the preceding purposes.”

2. In all other respects, the Plan is ratified and confirmed.